DIGITAL PRIME CONTRACTING AGREEMENT

                             AGREEMENT NUMBER 18320



        THIS Agreement made as of the date of the last signature between


        (1)     IFS International Inc
                Rensselaer Technology Park
                185 Jordan Road
                Troy, New York 12180
                USA

                ("Licensor")

                                       AND


        (2)     Digital Equipment International BV
                St. Tuenismolenweg 15,
                6534 AG Nijmegen,
                The Netherlands.

                ("Digital").

                                   BACKGROUND

     Digital and all subsidiaries of Digital Equipment Corporation and its authorised distributors shall be eligible to acquire licenses of Licensor's computer software programs and services subject to the terms and conditions of this Agreement.

     NOW THEREFORE, Digital and Licensor agree as follows:

1. DEFINITIONS

For the purposes of this Agreement, the following expressions shall have the meanings set forth against them:

     1.1 "Licensed Software" means the computer programs in object code form described in Appendix 1, Part I. Such software programs shall comply with their program specification attached in Appendix 1,
             Part II, or as may be attached in Appendix 1 from time to time.

     1.2 "Documentation" means all materials of whatever nature and form and on any medium connected with the Licensed Software and as detailed in Appendix 1, Part III.

     1.3 "Computer System" means the Digital computer systems identified and described in Appendix 2.

     1.4 "Updates" means all corrections, modifications, upgrades, and new versions of the Licensed Software and the Documentation as described in Clause 13.

     1.5 "Enhancements" means all new modules or additions to existing modules to the Licensed Software.

     1.6 "Licensed Product" means the Licensed Software, Documentation and Updates collectively.

     1.7 "Functional Specification" means the particular specification produced for a Digital Customer which includes the Licensed Product.

     1.8 "Derivative Work" means any source, object or documentation which is developed by or on behalf of Digital to be owned by Licensor, unless otherwise agreed and which is based upon the the Licensed Product such as tailoring, menus and configuration.

     1.9 "Source" means the Licensed Product provided in human and machine readable form, usually designated as source code or source listings which would enable Digital to re-create and maintain the same.

     1.10 "Purchase Order" means Digital's standard order of purchase, a specimen copy of which is attached in Appendix 3.

     1.11 "Maintenance and Support" means the services described in Clause 13 whereby Licensor shall ensure that the Licensed Product complies with its specification.

     1.12 "Error Category" shall mean the classification ascribed to each defect or bug identified within the Licensed Product as set forth in Clause 13.3 below.

     1.13 "Response Time" shall mean the time in which a skilled technical Licensor employee shall initially respond to Digital in the event that an Error Category is reported in the Licensed Product.

     1.14 "Escrow Material" shall mean those materials identified in Appendix 7, Part I.

     1.15 "Escrow Agent" shall mean the independent third party identified in Appendix 7, Part II and who shall take delivery of the Escrow Material, hold and release the same upon the terms and conditions of this Agreement.

     1.16 "Escrow Agreement" shall mean the separate agreement which Licensor, Digital and the Escrow Agent shall execute which shall embody the appropriate escrow terms and conditions of this Agreement.

     1.17 "Digital Customer" shall mean the third party company including its subsidiary, holding, associated and affiliated companies wherever located who has accepted a Digital bid or tender for hardware and software and which includes the Licensed Product.

     1.18 "End Result" shall mean the results of the Licensor providing consultancy services to Digital or the Digital Customer as detailed in Clause 14 and Appendix 6.

     1.19 "Acceptance Criteria" shall mean those acceptance tests agreed in writing between Digital and Licensor.

2. LICENCE GRANTS

     2.1 Upon execution of this Agreement, Licensor shall be deemed to have granted Digital following licences in respect of the Licensed
             Product:

             (a) a royalty-free, non-exclusive, world-wide licence to make upto
                 5 (five) copies of the Licensed Product for evaluation, demonstration and non-productive use purposes by Digital in relation to any Digital Customer.

             (b) a royalty-free, non-exclusive world-wide licence to make copies of the Licensed Product to be used by Digital personnel for the support of the Digital Customer.

             (c) subject to Digital making the payments as described in Clause 7 and Appendix 4, a non-exclusive, world-wide licence to use, market and distribute either directly or through its authorised distributors by means of perpetual sub- licences the Licensed Product to the Digital Customer.


     2.2 Distribution of the Licensed Product to the Digital Customer shall be covered by Digital's then current applicable software licence agreements and shall be in accordance with Digital's then current software licensing policies. A copy of Digital's end-user standard terms and conditions are attached at Appendix 10.


     2.3 Distribution by Digital shall be in any medium appropriate to the hardware configuration to be supplied and where applicable may be distributed electronically through Digital's or the Digital Customers internal network.

     2.4 The rights and licences herein granted shall include the right to license all foreign language versions of the Licensed Product, if any, developed or acquired by Licensor during the term of this Agreement. In addition, Digital shall have the right to translate the Licensed Product into foreign languages and to use, market, copy, have copied and distribute the same subject to the terms of this Agreement, provided that any portion of the Licensed Product included in Digital's translation shall be subject to payments as provided for herein.

     2.5 No title to or ownership of any Licensed Product or any patents, copyrights, trade secrets or other proprietary rights with respect to the Licensed Product is transferred to Digital under this Agreement.

     2.6 Should modifications to any Licensed Product be required by Digital on behalf of any Digital Customer the provisions of Clause 14 and Appendix 6 shall apply.

     2.7 Digital shall acquire Licensed Product licences only by issuing its Purchase Order which shall include some or all of the following:

             (a) Licensed Product, media and number of copies required.

             (b) Installation location, CPU type and specification for each copy of the Licensed Product ordered.

             (c) Delivery terms and date.

             (d) Fees to be paid by Digital for the Licensed Product
                 licence.

             (e) Fees to be paid by Digital for Update(s), Maintenance and
                 Support.

     2.8 Licensor shall provide the Licensed Product and Update(s), Maintenance and Support in accordance the terms of (1) this Agreement, (2) written terms (if any) on the face of any Purchase Order, and (3) the preprinted terms of the Purchase Order. If a conflict arises between the terms of this Agreement and any Purchase Orders issued this Agreement shall prevail.

     2.9 Digital is not obligated to issue any Purchase Orders under this Agreement. Licensor should not commence activities or providing services without first obtaining an approved Purchase Order number which shall be transmitted by Digital to Licensor by facsimile, hard copy, electronically or over the telephone PROVIDED THAT the latter shall be confirmed by Digital, by any of the afore-mentioned means.

     2.10    Inspection and Audit

     2.10.1 Licensor authorises Digital to perform site inspection and quality assurance audits at Licensor's research and development facilities during normal business hours PROVIDED THAT Digital shall have first informed Licensor of the reasons for undertaking such inspection and audit and have given the Licensor not less than 10 (ten) days written notice of its intention to inspect and audit.

     2.10.2 As a result of Digital conducting any inspection and audit Digital may recommend changes in Licensor's research and development facilities and discuss with the Licensor the ways in which the Licensor shall take reasonable steps to improve their production process.

     2.10.3 Authorisation by Licensor to Digital in no way relieves Licensor from the obligation from shipping compliant Licensed Product to Digital nor shall it be construed as a waiver by Digital of its rights to inspect and accept any Licensed Product shipped by the Licensor.

     2.11 Licensor warrants that all of the prices, terms and conditions contained in this Agreement are equal to or better than the prices, terms and conditions being offered by Licensor to any other similarly situated customer for any similar licensing arrangement. If at any time during the term of this Agreement Licensor enters into a like licensing arrangement with any other similarly situated customer which provides for better prices, terms and conditions than contained herein, this Agreement shall be deemed to be amended to provide the same such prices, terms and conditions to Digital and notice of any such arrangement shall be given to Digital immediately.

3. INSTALLATION AND TRAINING

Licensor shall provide Digital with installation and training in accordance with the terms of Appendices 4 and 5 respectively.

4. ACCEPTANCE

     4.1 The Licensed Product when installed must pass the Acceptance Criteria agreed with Digital's Customer. The Acceptance Criteria will be agreed between Digital and Licensor prior to any installation of the Licensed Product at a Digital Customer site.

     4.2 In the event the Licensed Product fails the Acceptance Criteria Licensor shall correct any problems within 30 (thirty) days to ensure Licensed Product passes the Acceptance Criteria, at no additional charge to Digital or Digital's Customer.


5. WARRANTIES

     5.1     Licensor warrants as follows:

             (a) that the Licensor has the right to enter this Agreement and has sufficient rights in each Licensed Product identified within Appendix 1 (or subsequently added to Appendix 1) to make the grants and commitments made in this Agreement.

             (b) that any Licensed Product shall, when delivered, be in good working order and shall for the 90 (ninety) day warranty period after acceptance by Digital, conform to its specification detailed in Appendix A and any agreed specifications in the Digital Customer Functional Specification, when used by Digital according to instructions contained in the Documentation. If the Licensed Product fails in any material respect to so conform during that time Licensor shall correct the problem. Clause 13 identifies the obligations that shall apply in respect of Licensed Product defects during the warranty period. All activities on the part of the Licensor shall be at no charge to Digital. Upon the expiry of the 90 (ninety) day warranty period Licensor shall provide Update(s), Maintenance and Support to any Licensed Product in accordance with the terms of this Agreement.

             (c) that no security measures have been incorporated into the
                 Licensed Product which would impair its use and operation excepting such measures that have been disclosed to Digital prior to acceptance.

             (d) that the Licensed Product does not infringe any third party rights and that Digital shall enjoy uninterrupted use, enjoyment and exploitation of this Agreement and Digital Customers uninterrupted use and enjoyment of any Licensed Product so licensed.

             (e) that installation of the Licensed Product shall be contingent upon the parties having previously obtained all required export and import licences and other applicable government approvals.

             (f) that installation of the Licensed Product shall be contingent on the provision of working Digital computer systems and other necessary components within Digital's control being available at the Customer site.


     5.2 No employee, agent or representative of Licensor has the authority to bind Licensor to any oral representation or warranty concerning the Licensed Product and installation. Any representation or warranty not expressly contained in this Agreement or a duly executed Addendum shall not be enforceable by Digital.

     5.3 Except as otherwise provided in this Agreement the warranties contained in this Clause 5 are limited warranties and are in lieu of all other warranties express or implied by law including all warranties of merchantability and fitness for a particular purpose with respect to the Licensed Product.

6. UPDATES, MAINTENANCE AND SUPPORT

     6.1 At the end of the 90 (ninety) day warranty period described in Clause 5.1, Licensor shall provide Update(s), Maintenance and Support to any Licensed Products. Clause 14 details the Update(s), Maintenance and Support obligations.

     6.2 The Update(s), Maintenance and Support obligations shall commence upon expiry of the warranty period and upon receipt of a covering Purchase Order from Digital. Such obligations shall be for minimum periods of 12 (twelve) months automatically renewable unless terminated by Digital giving the Licensor 30 (thirty) days written notice prior to the commencement of any further 12 (twelve) month period.

7. LICENCE AND MAINTENANCE FEES AND PAYMENT

     7.1 Digital shall pay Licensor for each and every Licensed Product licence obtained by Digital and sub-licensed by Digital to a Digital Customer and for providing the Update(s), Maintenance and Support service to such Licensed Product following the expiry of the 90 (ninety) day Warranty Period. Such fees and their associated payment details are in Appendix 4.

     7.2 In the event the Digital Customer wishes to use the Licensed Product for the provision of bureau services to other third parties in return for a service charge, Licensor and Digital will first agree a specific fee on a case by case basis for such Digital Customer.

     7.3     All payments shall be made in United States Dollars.

     7.4 In addition to all other amounts payable under this Agreement, Digital agrees to pay all sales, use, excise, personal property or other taxes, levied or imposed by any foreign, federal, state, local or other governmental unit, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement, excepting taxes based on Licensor's income. To the extent any such taxes that are not collected from Digital by Licensor, Digital shall indemnify and hold Licensor harmless with respect to any claim for payment of such taxes and all interest and/or penalties imposed thereon.

     7.5 Digital shall be allowed full credit for payments paid for Licensed Product(s) that are returned due to Licensor not fulfilling all Licensor's obligations as per this Agreement. The credit shall be applied to future payments earned under this Agreement.

     7.6 Any Update(s) which Digital at its option distributes to Digital Customers shall not be subject to additional licence fees providing the Customer has paid a maintenance and support fee.

8. COPYRIGHT

     8.1 Licensor agrees to secure and maintain copyright protection of the Licensed Product in the name of Licensor.

     8.2 Digital agrees to include Licensor's copyright notice on all copies of the Licensed Product in substantially the following form:

             "Licensed to Digital Equipment International BV, Copyright (c) IFS International. 1994. All rights reserved."

9. MARKETING

     9.1 Digital shall have the exclusive right to determine the nature and extent of its own marketing efforts in respect of the Licensed Product. Both parties shall pay their own pre-sales costs.

     9.2 Digital and Licensor shall agree and co-ordinate any public or press announcements about the subject of this Agreement, including the timing of such announcements.


10. SECURITY

     10.1 Digital agrees to use the same degree of security to prevent disclosure of any Licensed Product as it uses for its own proprietary software of a similar nature.

     10.2 Digital shall have no obligations with respect to any information on or about the Licensed Product which:

             (a) was already known to Digital before receipt of the same, or

             (b) is or becomes publicly known through no wrongful act of
                 Digital, or

             (c) is independently developed or acquired by Digital, or

             (d) is required by law to be disclosed, or

             (e) is otherwise exempted from such obligations by this Agreement.

     10.3 By entering this Agreement neither party accepts any obligation of confidentiality for any information given to it by the other party prior to or whilst this Agreement remains in full force and effect. In the event that either party reasonably believes that confidential and proprietary information is required to be disclosed one to the other, then prior to such disclosure taking place both parties shall execute an appropriate non disclosure agreement substantially in the form set forth in Appendix 8.



11. SIMILAR PRODUCTS

Licensor understands that Digital develops and acquires computer software programs for its own computer products and that existing or planned computer software programs independently developed or acquired by Digital may contain ideas and concepts similar or identical to those within the Licensed Product. Licensor also understands and acknowledges that, over time, Digital's employees will, through use of the Licensed Product, gain familiarity with the general concepts and ideas in the same. Licensor agrees that entering this Agreement shall not preclude or restrict Digital from independently developing or acquiring similar computer software programs containing such ideas or concepts for any purpose, without obligation to Licensor, PROVIDED THAT, Digital does not copy any Licensed Product (in whole or part) for such use.

12. INDEMNIFICATION

     12.1 Licensor warrants to Digital that the Licensed Product does not infringe or violate any patent, copyright, trade secret or other proprietary right of any third party whatsoever. Provided Digital gives Licensor the notice required in clause 12.2, Licensor agrees to indemnify and hold Digital (and the Digital Customer) harmless from and against all claims, demands, actions or other proceedings brought against Digital for infringement or violation of such third party rights.

     12.2 Digital agrees to notify Licensor promptly in writing in the event of any claim or threat being brought against Digital regarding Digital's right (and the right of the Digital Customer) to use any Licensed Product and Licensor shall have sole conduct and control of all proceedings or the settlement or compromise of any claim so referred. However, Digital may, instruct its own lawyers to act in its interest if Licensor does not act promptly.

     12.3 If notified promptly in writing of any third party claim or assertion of title, Licensor shall, at Licensor's option, either:

             (a) obtain for Digital the right to continue using any Licensed
                 Product for which Digital has obtained a licence, or

             (b) replace or modify any Licensed Product (at no cost to Digital)
                 so that it is no longer infringing without detracting substantially from the overall performance and functionality of the Licensed Product.

                 Licensor agrees to achieve either of these objectives within a reasonable time and shall keep Digital informed at all times.

     12.4 Licensor agrees to take all reasonable necessary precautions to prevent injury to any persons (including employees of the Digital Customer) or damage to property (including Digital's and the Digital Customer's property) during the term of this Agreement. Licensor shall indemnify, defend and hold Digital and its officers, agents, directors and employees harmless against all claims, losses and expenses and injuries to persons and property, to the extent that the claim, loss, expense, or injury resulted from an act, omission or negligence on the part of Licensor, or in Licensor's performance or failure to perform under this Agreement.

13. INSURANCE

Licensor shall maintain appropriate insurance with a reputable insurance company with the following minimum coverage:

     (i) Employers Liability Insurance - in accordance with the provisions of any law of the country in which Licensor is incorporated relating to compulsory insurance of liability to employees.

     (ii) Public Liability Insurance - of not less than $ 1,000,000 (One million dollars) for any one event.

             A Certificate of Insurance indicating the insurance coverage shall be supplied to Digital upon request in writing.


14. MAINTENANCE OF THE LICENSED PRODUCT

     14.1    (a) Problem Notification and Diagnosis

             If during this Agreement Digital is notified by a Digital Customer of a problem in the usage of the Licensed Product, Digital shall notify Licensor in writing (which shall include facsimile transmissions) and Licensor shall diagnose the said problem as detailed in Clause 13.3 below. Digital may also telephone Licensor for the purpose of clarification and discussion and / or to give advance information to Licensor prior to Licensor's receipt of written notice.

             (b) Problem Correction

             Licensor shall make such modifications as are required to correct Licensed Product errors without additional charge to Digital. Licensor shall furnish modifications in the form of either a program temporary fix or a workaround if the urgency of the problem so requires. In all other cases Licensor will respond first with a plan to deal with the problem in the form of a Licensed Product temporary fix, a workaround or the inclusion of clearance of the problem in an Update. The programming services so supplied shall restore the Licensed Product to compliance with its specification.

             Notwithstanding the above if it is determined by Digital, after consulting with the Licensor, that the cause of such problem is attributable to any action or malfunction on the part of any of the Digital Customer's, personnel or equipment, or to any modification made to the Licensed Product by Digital or Digital's Customer, Digital shall pay Licensor its then currently hourly rate for each hour or part thereof that Licensor personnel are working in support of Digital to solve such problem.


             (c) Telephone Consultation

             Licensor shall make available to Digital telephone support during the Licensor's normal business hours in the implementation and/or utilisation of the Licensed Product by Digital or any Digital Customer.

             Licensor shall make available a 24 (twenty-four) hour per day telephone and fax emergency help service.

             In order for the warranty and maintenance services to become valid Digital or Digital Customer must purchase and have available to Licensor a World Blazer Telebit modem and a direct telecommunications line external to any PABX system that will allow for dial up support.


14.2 Error Correction.

     (a) Licensor shall notify Digital by telephone and follow up in writing of the status of errors in the Licensed Product reported by Digital and the progress made by Licensor in rectifying the same.

     (b) When notified by Digital of a Licensed Product defect Licensor will respond to such notification in accordance with the Response Times set forth below. Licensor will issue to Digital a software correction immediately upon completion of the same in accordance with the timescales set forth below.

     (c) If any correction is due to non-conformity with the Functional Specification, defect, or malfunction of the Licensed Product as delivered by Licensor, then Licensor shall indemnify Digital against all costs in implementing such correction.

             Notwithstanding the above if it is determined by Digital, after consulting with the Licensor, that the cause of such problem is attributable to any action or malfunction on the part of any of the Digital Customer's, personnel or equipment, or to any modification made to the Licensed Product by Digital or Digital's Customer, Digital shall pay Licensor its then currently hourly rate for each hour or part thereof that Licensor personnel are working in support of Digital to solve such problem.

14.3 Error Categories.

     (a) Reports on bugs or errors in the Licensed Product will be classified into the following error categories and reported to Licensor by Digital accordingly.

     o       SEVERITY 1

             The bug or error terminates the operation of the Computer System and any workstations comprised therein or the bug or error corrupts any database used in conjunction with the Licensed Product or a major function of normal operation and use of the Licensed Product has become unusable and there is no workaround available.

     o       SEVERITY 2

             A major function in normal operation and use of the Licensed Product has become unusable and there is an awkward workaround or any other function has become unworkable and there is no known workaround.

     o       SEVERITY 3

             A minor or major function has become unworkable and there is an effective workaround.

     o       SEVERITY 4

             An enhancement to the Licensed Product.


     (b)     Problem Management Timetable

             Bugs or errors falling in to the above categories will be managed by Licensor in accordance with the following timetable.



        SEVERITY LEVEL     RESPONSE TIME    TARGET FIX TIME

     1       Target 4 hours immediately and less than 1 working hour.



     2       Less than 2 3 days working hours.



     3       Less than 24 7 days elapsed hours.



     4       Less than 24 Next Update elapsed hours.


FOR SEVERITY 1 ERRORS LICENSOR SHALL USE ITS BEST ENDEAVOURS TO FIX THE PROBLEM OR PROVIDE AN ACCEPTABLE WORKAROUND WITHIN THE TARGET FIX TIME.


14.4 Updates and Enhancements

     Licensor shall use its best endeavours to furnish Digital with Updates to the Licensed Product that are necessitated by changes to the Computer System and the operating environment(s). Such Updates shall be subject to acceptance by Digital prior to distribution to the Digital Customer. Licensor agrees that all Updates and Enhancements will be available to Digital for evaluation and acceptance after a reasonable period of time following the introduction of the new operating environments or changes to the Computer System. Such reasonable period shall take into account the extent of the changes in the new operating environment.

14.5 Maintenance Fees

     In consideration of Licensor agreeing to and discharging all of its obligations in respect of maintaining the Licensed Product, Digital agrees to pay Licensor in accordance with Appendix 4.

15. MODIFICATIONS TO THE LICENSED PRODUCT

     15.1 In the event that Digital or the Digital Customer requires modifications to the Licensed Product or consultancy services from the Licensor to integrate the Licensed Product with other software and hardware that Digital or the Digital Customer may possess, Digital may obtain the Licensor's consultancy services as described in Appendix 6.

     15.2 Digital shall detail the services required and identify the End Result, that the Licensor shall have achieved after providing such services either to Digital or the Digital Customer. Digital shall then issue its Purchase Order to the Licensor together with such supporting documentation regarding the End Result that will allow the Licensor to commence the scope of work. The supporting documentation shall include some or all of the following:

             (a) detailed scope of work.

             (b) project plan to which the Licensor shall work and deliver the
                 End Result.

             (c) monitoring and performance forms that the Licensor shall observe during the provision of such services.

                 Unless agreed in writing with Digital, Licensor shall retain ownership of all Derivative Work.

16. TERM AND TERMINATION

     16.1 This Agreement and the rights and obligations contained herein shall continue in full force for a 7 (seven) year period from the date of execution hereof.

     16.2 This Agreement shall automatically be renewed at 2 (two) year intervals after the period stated in Clause 16.1, upon the same terms and conditions as the present Agreement in the absence of notice to the contrary given by either party to the other. The notice period is 6 (six) months advance written notice of the eventual termination date.

     16.3 Notwithstanding Clause 16.1 and 16.2 above either party may terminate this Agreement:

             (a) if the other party breaches any warranty or fails to perform any material obligation and such breach or failure is not remedied within thirty (30) days after written notice to the party in default; or

             (b) at any time, if the other party shall become insolvent or make an assignment for the benefit of creditors, or if a receiver or similar officer shall be appointed to take charge of all or part of that party's assets.

             (c) in the event that the Digital Customer terminates the
                 maintenance obligations in relation to the Licensed Product in their agreement with Digital, Digital shall upon receipt of notice of such termination send a copy of the same to Licensor which upon receipt shall be deemed to be immediate termination of the maintenance obligations of this Agreement in respect of that particular Digital Customer.

     16.4    Upon termination of this Agreement, the licence granted in Clause
             2.1 shall remain in effect for six (6) months from the effective date of termination to permit Digital to honour its contractual obligations to Digital Customers whom it has entered agreements for the supply of the Licensed Product and which were in existence prior to the effective date of termination.

     16.5 The licence granted to Digital herein for support and maintenance purposes, the rights and sub-licences which Digital has granted or agreed to grant under this Agreement to the Digital Customer and any warranties, indemnities, and irrevocable licence grants to Digital shall survive any termination of this Agreement.

     16.6 After termination, Digital's obligations shall be to remit to Licensor any payments due and upon written request from Licensor return, at Licensor's expense, or destroy all copies of Licensed Product held by Digital.

17. RIGHTS AND REMEDIES

The rights and remedies of the parties provided in this Agreement shall not be exclusive and are in addition to any other rights and remedies provided at law or in equity.

18. USE OF NAME AND PUBLICITY

     18.1 Digital may use Licensor's name and trademarks in order to promote Digital's marketing of the Licensed Product Program pursuant to the terms and conditions of this Agreement. Any use of Digital's name or trademarks by Licensor shall be subject to the written approval of Digital.

     18.2 Both parties agree not to disclose, advertise or make known the existence, terms and conditions of this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld, unless required by law.

19. NON-ASSIGNMENT

Licensor shall not assign this Agreement or any rights or obligations under it without the prior written consent of Digital, such consent not to be unreasonably withheld.

20. ARCHIVAL COPIES AND SURVIVAL

Digital shall have the right to retain one complete copy of any Licensed Product in a secure place, and the right to retain other archival copies of the Licensed Software which have been merged into storage media no longer accessible by Digital for operational use. The Licensor agrees that Digital may grant the same archival rights to the Digital Customer in respect of the Licensed Product as Digital has granted in respect of its proprietary computer software programs.

21. NOTICES

All notices to be given under this Agreement shall be in writing and sent by prepaid registered or recorded post to:

             For Digital:

                (1)     Digital Equipment Co.Limited
                        Wharfedale Road
                        Winnersh
                        Wokingham
                        Berkshire
                        England RG11 5TR

             Attention: Law Department

                (2)     Digital Equipment Co.Limited
                        Gateway House
                        First Avenue
                        Newbury Business Park
                        Newbury
                        Berkshire
                        England RG13 2PZ

             Attention: European Software Acquisition

             For LICENSOR:

                To the address appearing on the front of this Agreement, marked for the attention of the President.

                All such notices, if properly addressed, shall be effective when received. Either party may change its address for notices, by giving notice to the other.

22. SOURCE CODE AVAILABILITY

     22.1 Within 90 (ninety)days of a written notice from Digital Licensor shall deliver the Escrow Materials in sealed packages to the Escrow Agent.

     22.2 Licensor shall upon dispatch of the Escrow Materials to the Escrow Agent notify Digital of such event.

     22.3    In addition to the initial deposit of the Escrow Materials

             Licensor shall every six (6) months during the currency of this Agreement or as agreed otherwise in writing, deposit all Updates, modifications and Source cleared and quality assured copies of the Licensed Product with the Escrow Agent if the same have been completed during such six (6) month period.

     22.4 Such regular deposit by Licensor shall ensure as far as reasonably possible that the latest current release of the Source (and accompanying Documentation) is deposited with the Escrow Agent. With regard to any replaced Escrow Materials the Escrow Agent shall either at Licensor's sole option:

             (a) return the same to Licensor, at Licensor's risk and expense,

                                       OR

             (b) destroy the same and provide Licensor with certification that the same has been so destroyed.

     22.5    The Escrow Agent's duties shall be limited to:

             (a) safekeeping of the Escrow Material in a safe deposit box, secured facility or similar secured location;

             (b) notification to Digital and Licensor in writing of its receipt;

             (c) the disposition of the Escrow Materials to Digital or to
                 Licensor in accordance with the terms and conditions of the Escrow Agreement;

                 For the avoidance of doubt the Escrow Agent shall not be liable for:

                 (i) the release of the Escrow Materials to Digital in accordance with the terms and conditions of these provisions.

                 (ii) the accuracy or completeness of the initial deposit of the Escrow Materials and all subsequent deposits.

                 (iii) Digital or Licensor's failure to comply with any of the provisions of the Agreement.

                 (iv) the deterioration or destruction of the Escrow Materials UNLESS the same is due to the wilful act of negligence of the Escrow Agent.

     22.6 For the avoidance of doubt nothing in this Agreement shall entitle the Escrow Agent to any lien or right of retention of the Escrow Materials.

     22.7 In consideration of the Escrow Agent agreeing to hold the Escrow Materials and release the same pursuant to the terms and conditions of the Escrow Agreement, the Escrow Agent shall be entitled to compensation in accordance with the provisions of Appendix 7. Such fees shall be paid by Digital.

     22.8 In the event that any of the following events occur at any time during the currency of this Agreement Digital shall be entitled to receive the Escrow Materials from the Escrow Agent.

             (a) Licensor convenes a meeting of its creditors OR if a proposal shall be made for a voluntary arrangement OR a proposal for any other composition scheme or arrangement with (or assignment for the benefit of) its creditors OR if Licensor shall be unable to pay its debts OR if a trustee, receiver, administrative receiver or similar officer or person is appointed in respect of all or any part of the business or assets of Licensor.

             (b) Assignment or attempted or purported assignment by Licensor to a Digital Competitor in contravention of Clause 18.

             (c) Persistent and/or deliberate failure on the part of the
                 Licensor to fulfil the Updates, Support and Maintenance obligations as detailed in Clause 14.


     22.9 In the event that the Escrow Agent releases the Escrow Materials to Digital pursuant to the above conditions, Digital agrees to accept the same subject to all confidentiality provisions of the Agreement and further, not to use the Escrow Materials for any purpose other than maintenance of the Licensed Product used by Digital and / or licensed by Digital to the Digital Customer. Nothing herein confers upon Digital any ownership rights to the Escrow Materials.

     22.10 In the event that any of the circumstances in Clause 22.8 arise as aforesaid Digital shall send written certification to the Escrow Agent which shall be signed by a Digital lawyer. A copy of the certification shall also be sent to Licensor. Within 15 (fifteen) working days of receipt of the said certification from Digital the Escrow Agent shall release to Digital the Escrow Materials in its possession at that time. Nothing herein is intended or shall be construed as in any way limiting the right on the part of the Licensor to seek injunctive relief against both Digital and the Escrow Agent preventing release of the Escrow Materials.

     22.11 The escrow obligations as detailed herein shall terminate in the event of any of the following occurrences:

             (a) written notification by either Digital or Licensor to the
                 Escrow Agent that this Agreement has terminated or expired and that the need for the escrow is no longer required.

                 In the event that such notification is received by the Escrow Agent, Licensor shall liaise directly with the Escrow Agent concerning the return of the Escrow Materials.

             (b) written notification from the Escrow Agent to Digital or
                 Licensor informing Digital and Licensor that the Escrow Agent wishes to be released from its obligations.

                 In the event that such notification is received by Digital and Licensor, both parties shall discuss and agree the means by which a new escrow agent shall be appointed and Digital shall be responsible for concluding a new agreement with such third party. For the avoidance of doubt the Escrow Agent shall not relinquish the Escrow Materials, nor be absolved from its obligations contained herein until such time as a new escrow agent has been appointed and is capable of taking possession of the Escrow Materials.

     22.12 Digital shall be responsible for producing the agreements detailing the escrow obligations which Licensor and the

             Escrow Agent shall execute.

23. LOAN EQUIPMENT

     23.1 Digital shall loan to Licensor the Digital hardware and software to be listed in and on the terms of a Digital "Equipment Loan Agreement" a copy of which is attached as Appendix 9.

     23.2 Any loan shall be subject to a maximum loan period of 24 (twenty-four) months from date of installation of such hardware and software, and the loan shall be free-of-charge to Licensor. Upon expiry of such period all the hardware and software loaned shall be returned to Digital, unless Licensor has purchased said hardware and software from Digital prior to the expiry of the loan period.


24. GOVERNING LAW

             This Agreement together with any Licensed Product licences effected by Digital to the Digital Customer and the rights and obligations of the parties to the same shall be governed by the laws of England and any disputes arising out of or in connection with this Agreement or any Licensed Product licences shall be submitted to the jurisdiction of the English Courts.

25. GENERAL


     25.1 Appendices 1,2,3,4,5,6,7,8,9 and 10 are attached to this Agreement and are made a part of this Agreement. The parties are independent contractors and neither is the agent of the other. This Agreement may not be modified except in writing and signed by authorised representatives of both parties.

     25.2 If either party fails to enforce any term, failure to enforce on that occasion shall not prevent enforcement on any other occasions. Both parties agree that for the waiver of any term to be effective such waiver shall be in writing and signed by the party waiving its rights.

     25.3 If any provision of this Agreement is held invalid by any law, rule, order, or regulation of any government or by the final determination of any court, such invalidity shall not affect the enforceability of any other provisions not held invalid.

     25.4 All and any disclaimers included into any Licensed Product that conflict with the terms and conditions of this Agreement are hereby excluded by mutual consent. This Agreement is the complete, entire and exclusive understanding between the parties on this subject matter and supersedes all prior discussions or agreements on this subject between them.

26. LIMITATION OF LIABILITY

With the exception of Clause 12 above, in no circumstances shall either party be liable to the other for consequential or indirect loss and damage (which shall include but not be limited to loss of profits, business, anticipated savings of whatsoever nature) whether any such liability arises (i) in contract or (ii) in tort or (iii) for the negligence or (iv) for misrepresentation or (v) for the breach of duty or (vi) otherwise howsoever and whether caused by a breach of a fundamental or other term of this Agreement.

Neither parties liability under this Agreement to the other party or the Digital Customer for direct loss shall exceed the prices paid and due to Licensor for the Licensed Product and related services to be acquired under each agreement between Digital and a Digital Customer. In the event no agreement is in place between Digital and a Digital Customer the maximum liability of each party shall be no greater than $ 250,000 (two hundred and fifty thousand dollars) in any one event.

IN WITNESS WHEREOF, the parties hereto have had their authorised representatives execute this Agreement.




        Signed:________________________         Signed:_______________________
        For and on behalf of                    For and on behalf of
        "Digital"                               "Licensor"


        _______________________________         ______________________________
        Name and Title:                         Name and Title:



        Date:_______________                     Date:_____________